UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2008 (June 26, 2008)

CARE INVESTMENT TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-33549 (Commission File Number)	38-3754322 (I.R.S. Employer Identification No.)

505 Fifth Avenue, 6th Floor, New York, New York (Address of principal executive offices)	10017 (zip code)

Registrant’s telephone number, including area code: (212) 771-0505

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry Into a Material Definitive Agreement.

Closing of Bickford Sale Leaseback Transaction

On June 26, 2008, Care YBE Subsidiary LLC, a Delaware limited liability company (“YBE”), which is a wholly-owned subsidiary of Care Investment Trust Inc. (“Care”), completed the previously reported purchase of twelve senior living facilities (the “Facilities”) from affiliates (“Sellers”) of Eby Realty Group, L.L.C., a Kansas limited liability company (“Eby”), and its management affiliate, Bickford Senior Living Group, L.L.C., a Kansas limited liability company (“Bickford”). The total purchase price for the Facilities was One Hundred Million Eight Hundred Thousand Dollars ($100,800,000) (the “Purchase Price”). The Facilities are located in Indiana, Iowa, Illinois and Nebraska. Care reported the entry into this sale leaseback transaction on a Form 8-K dated May 20, 2008 and filed the Purchase and Sale Agreement as an exhibit to that Form 8-K.

Master Lease Agreement

The purchase of the Facilities was structured as a sale leaseback transaction. YBE, as lessor, and Bickford Master I, L.L.C., a Kansas limited liability company and Eby affiliate (“Master Lessee”), as lessee, entered into a certain Master Lease Agreement dated as of June 26, 2008 for all of the Facilities (the “Master Lease”). The initial term of the Master Lease is for fifteen (15) years. The Master Lessee has four (4) options to extend the initial term of the Master Lease for additional terms of ten (10) years each. The Minimum Rent due under the first year of the Master Lease is Eight Million Two Hundred Seventy-Four Thousand Dollars ($8,274,000), or a base lease rate of 8.208%. Minimum Rent during the initial fifteen (15) year lease term shall increase at the rate of three percent (3%) per year. Bickford shall also be liable for Additional Minimum Rent of Two Hundred Sixty-Two Thousand Five Hundred Dollars ($262,500), or 0.26% of the purchase price, during the first year of the lease term. Additional Minimum Rent shall also increase at the rate of at least three percent (3%) per year during the initial term of the Master Lease. Payment of the Additional Minimum Rent which shall accrue during the first three years of the lease term shall be deferred to years four and five of the initial lease term. The Master Lease is a “triple net” lease. The Master Lessee is responsible for all taxes, insurance, utilities, maintenance and capital costs relating to the Facilities. As of the Commencement Date of the Master Lease, Master Lessee subleased each of the twelve Facilities to a different subtenant. Each subtenant was the Seller of its respective Facility to YBE and will remain the operator of the senior living facility located at its Facility. Each subtenant is a guarantor of Master Lessee’s obligations under the Master Lease. Pursuant to the terms of the Master Lease, Master Lessee shall also complete certain planned expansion projects at four (4) of the Facilities.

The obligations of the Master Lessee under the Master Lease are also secured by all assets of the Master Lessee and the subtenants, and, pending achievement of certain lease coverage ratios, by a second mortgage on another Eby project and a pledge of minority interests in six (6) unrelated Eby projects.

Earn Out Agreement

At the closing of the sale leaseback transaction, the Sellers, YBE, Bickford, Eby and the Master Lessee entered into an additional agreement (the “Earn Out Agreement”) wherein the Sellers may receive additional contingent deferred consideration of up to Seven Million One Hundred Seventy-Five Thousand Dollars ($7,175,000) based on property performance through the second anniversary of the closing. Earn out funds will be allocated first to finance expansion projects at the Facilities until the scheduled projects are completed, after which time additional advances will provide distributions to Bickford. Any such funds advanced shall result in a proportionate increase in the Minimum Rent due under the Master Lease.

Acquisition Financing Arrangements

Permanent acquisition financing for the transaction was provided by Fannie Mae and arranged through Red Mortgage Capital, Inc. (the “Lender”) in the principal amount of approximately Seventy-Four Million Six Hundred Thousand Dollars ($74,600,000) (the “Loan”). The Loan was made to YBE and is non-recourse to YBE except under certain circumstances described in Section 9 of the promissory note made by YBE in favor of the Lender evidencing the Loan. Care has fully and unconditionally guaranteed (the “Guarantee”) YBE’s obligations should YBE become personally liable under the non-recourse carve outs to the Loan. The Loan was secured by separate cross-collateralized, cross-defaulted first priority mortgages on each of the Facilities. The Loan bears interest at a fixed rate of 6.845% per annum and provides for monthly interest-only payments for a twelve (12) month term commencing on August 1, 2008. Commencing on August 1, 2009, the Loan requires monthly principal and interest payments based on a 30-year amortization schedule. The Loan matures on July 1, 2015.

Any prepayment of the Loan before December 31, 2014 is subject to a prepayment premium equal to the greater of: (i) 1% of the then outstanding principal amount of the Loan; or (ii) the product obtained by multiplying: (a) the then-outstanding principal amount of the Loan, by (b) the difference obtained by subtracting from the 6.845% interest rate on the Loan the yield rate on the 4.00% U.S. Treasury Security due February, 2015, and by (c) the stated present value factor. Any prepayment of the mortgage loan after December 31, 2014 but prior to March 31, 2015 is subject to a prepayment premium of 1%. On and after March 31, 2015 until the maturity date, no prepayment premium is payable.

Amendment to Repurchase Credit Facility

On June 26, 2008, Care and two of its subsidiaries, Care QRS 2007 RE Holdings Corp. and Care Mezz QRS 2007 RE Holdings Corp., entered into an amendment (the “Amendment”) to the repurchase credit facility with Column Financial, Inc. (“Column”). The amendment (a) provides Care with greater liquidity by reducing Care’s obligation to hold cash equivalents from ten million dollars ($10,000,000) to five million dollars ($5,000,000), (b) limits Column’s ability to make a margin call only for a decrease in the asset value of any asset pledged as collateral, (c) provides Care with the ability to obtain recourse and non-recourse financing without Column’s consent as long as such financing does not exceed a loan-to-value ratio of fifty percent (50%) and eighty percent (80%), respectively, and (d) provides clarification by explicitly setting forth that Care may enter into customary non-recourse guaranties, including, without limitation, environmental indemnities.

The summaries of the terms of the Earn Out Agreement, the Loan, the Guarantee, the Master Lease and the Amendment are qualified in their entirety by reference to Exhibits 10.1 through 10.5 attached hereto.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On June 26, 2008, YBE, a subsidiary of Care, completed the purchase from Eby Realty Group, L.L.C. and its management affiliate, Bickford Senior Living Group, L.L.C. of twelve senior living facilities located in Indiana, Iowa, Illinois and Nebraska. The disclosure set forth in Item 1.01 of this Report is hereby incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant

On June 26, 2008, YBE borrowed approximately Seventy-Four Million Six Hundred Thousand Dollars ($74,600,000) under a note in favor of Red Mortgage Capital, Inc., through Fannie Mae, in connection with the acquisition described under Item 1.01 of this Report. The Loan was made to YBE and is non-recourse to YBE except under certain circumstances described in Section 9 of the promissory note evidencing the Loan. Care has fully and unconditionally guaranteed YBE’s obligations should YBE become personally liable under the non-recourse carve outs to the Loan. The disclosure set forth above in Item 1.01 under “Acquisition Financing Arrangements” of this Report is hereby incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On July 2, 2008, Care issued a press release announcing its acquisition of twelve senior living facilities located in Indiana, Iowa, Illinois and Nebraska for an agreed purchase price of One Hundred Million Eight Hundred Thousand Dollars ($100,800,000). The press release, which is attached as Exhibit 99.1, is hereby incorporated herein by reference.

Additionally, on July 2, 2008, Care issued a press release announcing the amendment of its repurchase credit facility with Column Financial, Inc. The press release, which is attached as Exhibit 99.2, is hereby incorporated herein by reference.

The information in the press releases and this Item 7.01 is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Such information may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

Care will amend this report to provide the required acquired company financial statements as soon as such financial statements are completed, but no later than 71 days after the deadline for filing this report.

(b) Pro Forma Financial Information

Care will amend this report to provide the required pro forma financial information as soon as such financial information is completed, but no later than 71 days after the deadline for filing this report.

(d) Exhibits

The following exhibits are filed or furnished, as appropriate, as part of this Report.

Exhibit No.	Description of Document
10.1

Earn Out Agreement by and among Ames Bickford Cottage, L.L.C., Bourbonnais Bickford House, L.L.C., Burlington Bickford Cottage, L.L.C., Crawfordsville Bickford Cottage, L.L.C., Lincoln Bickford Cottage, L.L.C., Marshalltown Bickford Cottage, L.L.C., Moline Bickford Cottage, L.L.C., Muscatine Bickford Cottage, L.L.C., Quincy Bickford Cottage, L.L.C., Rockford Bickford House, L.L.C., Springfield Bickford House, L.L.C., Urbandale Bickford Cottage, L.L.C., Care YBE Subsidiary LLC, Bickford Master I, L.L.C., Bickford Senior Living Group, L.L.C., and Eby Realty Group, L.L.C., dated as of June 26, 2008

10.2	Multifamily Note by Care YBE Subsidiary LLC in favor of Red Mortgage Capital, Inc., dated June 26, 2008
10.3	Exceptions to Non-Recourse Guaranty by Care Investment Trust Inc. for the benefit of Red Mortgage Capital, Inc., dated as of June 26, 2008
10.4	Master Lease Agreement by and between Care YBE Subsidiary LLC and Bickford Master I, L.L.C., dated as of June 26, 2008
10.5	Amendment No. 3 by and among Column Financial, Inc., Care QRS 2007 Re Holdings Corp., Care Mezz QRS 2007 Re Holdings Corp. and Care Investment Trust Inc., dated as of June 26, 2008
99.1	Press Release of Care Investment Trust Inc., dated July 2, 2008
99.2	Press Release of Care Investment Trust Inc., dated July 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2008

CARE INVESTMENT TRUST INC.

By:	/s/ Torey Riso
	Name:	Torey Riso
	Title:	Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
10.1

Earn Out Agreement by and among Ames Bickford Cottage, L.L.C., Bourbonnais Bickford House, L.L.C., Burlington Bickford Cottage, L.L.C., Crawfordsville Bickford Cottage, L.L.C., Lincoln Bickford Cottage, L.L.C., Marshalltown Bickford Cottage, L.L.C., Moline Bickford Cottage, L.L.C., Muscatine Bickford Cottage, L.L.C., Quincy Bickford Cottage, L.L.C., Rockford Bickford House, L.L.C., Springfield Bickford House, L.L.C., Urbandale Bickford Cottage, L.L.C., Care YBE Subsidiary LLC, Bickford Master I, L.L.C., Bickford Senior Living Group, L.L.C., and Eby Realty Group, L.L.C., dated as of June 26, 2008

10.2	Multifamily Note by Care YBE Subsidiary LLC in favor of Red Mortgage Capital, Inc., dated June 26, 2008
10.3	Exceptions to Non-Recourse Guaranty by Care Investment Trust Inc. for the benefit of Red Mortgage Capital, Inc., dated as of June 26, 2008
10.4	Master Lease Agreement by and between Care YBE Subsidiary LLC and Bickford Master I, L.L.C., dated as of June 26, 2008
10.5	Amendment No. 3 by and among Column Financial, Inc., Care QRS 2007 Re Holdings Corp., Care Mezz QRS 2007 Re Holdings Corp. and Care Investment Trust Inc., dated as of June 26, 2008
99.1	Press Release of Care Investment Trust Inc., dated July 2, 2008
99.2	Press Release of Care Investment Trust Inc., dated July 2, 2008